UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

MOGGLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333- 152050	35-2327649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Presidential Boulevard
Suite 212
Bala Cynwyd, PA 19004

 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (215) 463-4099

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Resignation of Officer

Effective as of August 19, 2010, Alfredo Villa resigned as   the Registrant’s Principal Executive Officer and President. Mr. Villa's decision   to resign his positions did not arise or result from any disagreement with the Registrant on any matters relating to the Registrant’s operations, policies or practices.

Effective as of August 19, 2010, Ernest Cimadamore resigned as   the Registrant’s Principal Financial Officer. Mr. Cimadamore's decision   to resign his position did not arise or result from any disagreement with the Registrant on any matters relating to the Registrant’s operations, policies or practices but rather so that he could assume the role of the Company's Principal Executive Officer and President   see (c) below.

(c)    Appointment of Officers and Director.

Effective as of August 19, 2010 Ernest Cimadamore (age 48) was appointed as the Company's Principal Executive Officer and President. Mr. Cimadamore was also appointed as a member of the Company's Board of Directors. Mr. Cimadamore served as the Company's Secretary and Principal Financial Officer since 2008 and was a former Board Member. Mr. Cimadamore will also continue in his role as Secretary of the Company. Mr. Cimadamore has over 25-years experience in the entertainment industry. Since 2003 he has been a co-owner of Pep-Soul Entertainment a Philadelphia based music and entertainment company. From 2003 through 2006 Mr. Cimadamore served as the secretary to TriMedia Entertainment Group, a publicly traded company where he was also the president of their music division. . Mr. Cimadamore has represented independent music companies in connection with multiple gold and platinum artist projects for numerous major record companies, including Atlantic, Elektra, Sony, Warner Bros. and Island. Over his 25 years in the music industry he has successfully worked in the areas of operations, distribution, promotion, sales and marketing. Mr. Cimadamore may be deemed to be a promoter of the Company.

Effective as of August 19, 2010 Scott McPherson (age 49) was appointed as the Company's Chief Financial Officer. Since January 2005, Mr. McPherson has managed his own CPA firm, McPherson, CPA PLLC. Presently the firm performs accounting and tax, litigation support, consulting, and business valuation services. The firm is currently assisting several small public and non- public companies with international and multi-state accounting, tax and CFO services. Mr. McPherson belongs to several professional organizations including the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants, the Association of Certified Fraud Examiners, and the National Association of Certified Valuation Analysts. From 1997 to 2005 he was a partner in the SEC practice department and co-chairman of the litigation support department of Cogen Sklar. LLP, a regional CPA firm. In this capacity he continued his involvement in public company audits as well as his expert witness functions in the litigation support department. From 1995 to 1997 Mr. McPherson served as principal Financial Officer of TriMedia Entertainment Group, a publicly traded company. Mr. McPherson has been involved in numerous class action lawsuits, economic damages, family law and other cases. He has testified in various jurisdictions and provided numerous expert witness reports. Mr. McPherson graduated from Clarkson University in 1983 with a B.S. in Accounting and Law. In 1986, Mr. McPherson obtained his CPA license in Pennsylvania. In 1993, he obtained his CPA license in Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 23, 2010	MOGGLE, INC.

	By:	/s/ Ernest Cimadamore
	Name:	Ernest Cimadamore.
	Title:	Principal Executive Officer